P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
1 781 280 4817	1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

PROGRESS ANNOUNCES CEO SUCCESSION

Software Veteran Yogesh Gupta Named CEO
Phil Pead to Retire as CEO; Will Remain on Board

BEDFORD, MA, October 10, 2016 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced the appointment of Yogesh Gupta as its new chief executive officer. Phil Pead, Progress’ current CEO, is retiring but will continue to serve on the Progress board of directors. Pead has been CEO since December 2012 and has led Progress through its strategic transformation to becoming a global leader in application development, empowering the digital transformation organizations need to create and sustain engaging user experiences in today’s evolving marketplace.
Prior to joining Progress, Gupta was president and chief executive officer of Kaseya, Inc., a leading IT management cloud software company, from 2013 until 2015. As CEO of Kaseya, Gupta defined a new growth strategy and led the company through a complete product and business transformation. Gupta successfully implemented a high-velocity sales process that led to the transition of an $80 million on-premise and perpetual business to cloud and subscription.
Prior to Kaseya, Gupta was chief executive officer at FatWire Software, from 2007 until it was acquired by Oracle in 2011. During his time as CEO, FatWire became a leading independent web experience management software company. Under Gupta’s leadership, FatWire increased revenue 100% in three years by delivering innovative new products to manage social web and mobile presence and launching new cloud-based offerings. Prior to FatWire, Gupta was chief technology officer and chief strategist at Computer Associates, with whom he served from 1989 until 2007.
“Yogesh is clearly the right leader for Progress’ future,” said John R. Egan, chairman of the board of directors. “The board, as part of its annual succession planning, considered both internal and external candidates to find the best leader for our company and its employees, customers, partners and shareholders. During the course of this review, we found an individual in Yogesh with a proven track record of delivering outstanding investor returns through innovative growth strategies and strong execution, making him an incredible fit for our company and the CEO to lead the company to the next level.”

Added Egan, “On behalf of the board and company, I want to thank Phil for his many contributions to Progress, particularly in leading the company through a period of significant change. I am thrilled that Phil will continue to serve on the board of directors, where he will be an invaluable resource to Yogesh, while at the same time adding his extensive experience as a public company board member.”
In connection with his appointment as CEO, the board also elected Gupta as a member of the board of directors. Gupta is not related to Ram Gupta, also a member of the Progress board of directors.
“Over the last four years, we have refocused Progress and built a solid strategic foundation for growth,” said Pead. “Making the decision to retire is never easy but given the alignment of Yogesh’s skills and experience with the strides we have made as we prepare to exit 2016, I decided that this would be the right time for me to accelerate my retirement so that we could recruit Yogesh to lead the next phase of the growth of our company. I couldn’t be more excited to welcome Yogesh as our new CEO. I will also remain on the board of Progress and look forward to seeing our momentum accelerate under Yogesh’s leadership.”
“I’m incredibly excited to join the Progress team,” said Gupta. “Progress has that rare combination of a passionate customer and partner base, leading products, amazingly talented people, dedication to technology innovation, and momentum in the market. As we add capabilities for our customers and partners, deepen our enterprise presence, and further expand into the cloud, our mission remains unchanged—to enable developers to create the applications of tomorrow - ones that deliver engaging user experiences, leverage enterprise data, and run on the most scalable and reliable platform in the industry.”
As part of today’s announcement, Progress is reaffirming its guidance for the fiscal quarter and year ended November 30, 2016 as stated in its press release issued on September 28, 2016 as follows:

(In millions, except percentages and per share amounts)	FY 2016 GAAP	FY 2016 Non-GAAP	Q4 2016 GAAP	Q4 2016 Non-GAAP
Revenue	$410 - $413	$412 - $415	$122 - $125	$123 - $126
Diluted earnings per share	$0.61 - $0.63	$1.57 - $1.60	$0.25 - $0.28	$0.55 - $0.58
Operating margin	15%	30%	*	*
Adjusted free cash flow	$88 - $93	$85 - $90	*	*
Effective tax rate	45%	32%	*	*

In conjunction with this announcement, Progress will host a conference call at 5:00 pm ET on Monday, October 10, 2016 with Phil Pead and Yogesh Gupta, which can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-768-6563, pass code 9700607. An archived version of the conference call will be available on the Progress website within the investor relations section after the live conference call.
Non-GAAP Financial Information
Progress provides non-GAAP supplemental information to its financial results.
We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.
However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. The latest reconciliation of non-GAAP adjustments to Progress' GAAP financial results was included in the press release furnished as an exhibit to our Form 8-K filed on September 28, 2016 and is available on the Progress website at www.progress.com within the investor relations section.
Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.
Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:
(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the recent Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release
Progress Software Corporation
Progress (NASDAQ: PRGS) is a global leader in application development, empowering the digital transformation organizations need to create and sustain engaging user experiences in today's evolving marketplace. With offerings spanning web, mobile and data for on-premise and cloud environments, Progress powers startups and industry titans worldwide, promoting success one customer at a time. Learn about Progress at www.progress.com or 1-781-280-4000.
Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

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